Exhibit 10.12

FORM OF

AWARD AGREEMENT UNDER THE

VAALCO ENERGY, INC.

2001 STOCK INCENTIVE PLAN

THIS AWARD AGREEMENT (the “Agreement”) is entered into this             day of                   , 20     between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and                                      (“Optionee”), pursuant to the provisions of the VAALCO Energy, Inc. 2001 Stock Incentive Plan (the “Plan”).  The Plan Administrator of the Company has determined that Optionee is eligible to participate as an Optionee under the Plan, and, to carry out its purposes, has this day authorized the grant, pursuant to the Plan, of the option set forth below to Optionee.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

1.  Grant of Option.  Subject to all of the terms, conditions and provisions of the Plan and of this Agreement, the Company hereby grants to Grantee an option (“Option”) under the Plan pursuant to which Optionee shall have the right and option to purchase from the Company all or any part of an aggregate of                       shares of the common stock of the Company, $0.10 par value per share (the “Common Stock”), which shall consist of authorized and unissued or treasury shares.

2.  Option Price.  The option or purchase price payable by Optionee to the Company in exercise of the Option shall be $             per share (the “Option Price”), being the Fair Market Value of the Common Stock of the Company on the date of this Agreement (the “Grant Date”) as determined in accordance with the Plan.  Upon exercise of the Option, the Optionee shall pay to the Company, in full, the Option Price for the shares of Common Stock issuable pursuant to such exercise with cash or Common Stock (valued at Fair Market Value on the date of such exercise).  The Company may issue only such number of shares of Common Stock net of the number of shares sufficient to satisfy tax-withholding requirements.

3.  Vesting.  Subject to paragraphs (4), (5), (6), (7), (8), and (9) hereof, the Options shall vest and be exercisable in three tranches as follows:

•	Tranche A will vest as to 33 1/3% of the Common Stock covered hereby on the Grant Date.
•	Tranche B will vest as to 33 1/3% of the Common Stock covered hereby one year following the Grant Date.
•	Tranche C will vest as to 33 1/3% of the Common Stock covered hereby two years following the Grant Date.

4.  Change in Control.

(a) If, prior to the exercise of all or a portion of the Option, a Change in Control (as defined below) of the Company shall occur, then all unvested and vested portions of the Option shall be treated in the following manner:

(i) If provisions have been made in writing in connection with such Change in Control for the assumption and continuance of the Option granted hereby or the substitution for such Option of a new option covering the shares of the successor corporation, if applicable, with appropriate adjustments as to number, kind of shares and price, then, the Option granted hereby, or the new option substituted therefore, as the case may be, shall continue in the manner and under the terms as provided for in this Agreement; or

(ii) If provisions have not been made in connection with such Change in Control for the continuance and assumption of the Option granted hereby or the substitution for such Option of a new option covering the shares of the successor corporation, if applicable, then the Optionee shall be entitled, prior to the effective date of any such Change in Control, to purchase the full number of Common Shares covered by this Option (without regard to the period of exercisability set forth in paragraph 3 hereof) that have not at the time of such Change in Control terminated or have been canceled, and, that any portion of the Option that has not been exercised by the Optionee prior to the effective date of the Change in Control shall be deemed to have terminated on such date.

All adjustments under this paragraph shall be determined by the Plan Administrator, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive on the Company, Optionee and Optionee’s legal representatives.

(b) For purposes hereof, a “Change in Control” shall have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that is not the beneficial owner of more than 50% of the total voting power of the outstanding capital stock of the Company , directly or indirectly, on the Grant Date, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than

50% of the total voting power of the outstanding capital stock of the Company; (ii) the Company enters into an agreement to merge or consolidate, or is merged with or into or consolidated, with another person or group and, immediately after giving effect to the merger or consolidation, (x) less than 50% of the total voting power of the outstanding capital stock of the surviving or resulting person or group is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, or (y) any “person” or “group” (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the outstanding capital stock of the surviving or resulting person or group; (iii) the Company agrees to sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets (either in one transaction or a series of related transactions) or enters into an agreement to do any of the foregoing; (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

5.  Termination of Employment upon Death.  Notwithstanding paragraph (3) hereof and subject to Section 2.7 of the Plan, in the event Optionee’s employment with the Company is terminated due to the death of Optionee, all unvested portions of the Option shall automatically vest and shall be exercisable until the earlier of (a) the remaining term of the Option under paragraph (10), and (b) one year following the date of death.

6.  Termination of Employment upon Disability or Retirement.  Notwithstanding paragraph (3) hereof and subject to Section 2.7 of the Plan, in the event Optionee’s employment with the Company is terminated due to the disability or retirement of Optionee, all unvested portions of the Option shall automatically vest and shall be exercisable until the earlier of (a) the remaining term of the Option under paragraph (10), and (b) one year following the effective date of termination.  For purposes hereof, disability of Optionee shall be the physical or mental inability of Optionee to carry out the normal and usual duties of his employment on a full-time basis for an entire period of 120 continuous days together with the reasonable likelihood as determined by the Plan Administrator that Optionee, upon the advice of a qualified physician, will be unable to carry out the normal and usual duties of his employment.

7.  Termination of Employment for Good Reason.  Notwithstanding paragraph (3) hereof and subject to Section 2.7 of the Plan, in the event Optionee’s employment with the Company is terminated for Good Reason, all unvested portions of the Option shall automatically vest and shall be exercisable until the earlier of (a) the remaining term of the Option under paragraph (10), and (b) one year following the effective date of termination.  For purposes hereof, “Good Reason” shall mean: (i) the Optionee is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or subsequent thereto; or his title or offices as in effect at the date of this Agreement or as the Optionee may be appointed or elected by the Chief Executive Officer or Board of Directors in the future are changed; or the Optionee is required to report to or be directed by any person other than the Chief Executive Officer and the Board of Directors; (ii) there is a reduction in the salary of the Optionee (as such salary shall have been increased from time to time) payable to the Optionee; (iii) failure by the Company or any successor to the Company or its assets to continue to provide to the Optionee any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which the Optionee was entitled to participate in as at the date of this Agreement or subsequent thereto, or the taking by the Company of any action that materially and adversely affects the Optionee’s participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by the Company to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented subsequent to the date of this Agreement with respect to the executive employees of the Company generally, whichever is more favorable to the Optionee, but excluding such action that is required by law; (iv) without Optionee’s consent, the Company requires the Optionee to relocate to any city or community other than one within a fifty (50) mile radius of Houston, Texas, except for required travel on the Company’s business to an extent substantially consistent with the Optionees’ business obligations under this Agreement; (v) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by Optionee to the Company; or (vi) there is a Change in Control.

8.  Termination of Employment for Cause.  Notwithstanding paragraph (3) hereof and subject to Section 2.7 of the Plan, if Optionee’s employment is terminated “for cause,” upon written Notice of Termination for cause given by the Company to Optionee, the Option granted hereunder shall terminate and Optionee shall no longer have the right and option to purchase from the Company any vested or unvested portion of the Option.  As used herein, “for cause” shall mean any of the following events: (i) willful misconduct or intentional and continual neglect of duties which in the business judgment of the Board of Directors (excluding Optionee) has materially adversely affected the Company; provided, however, that Optionee shall have first received written notice from such Board of Directors advising Optionee of the acts or omissions that constitute the misconduct or neglect of duties, and such misconduct or neglect of duties continues after Optionee shall have had a reasonable opportunity to correct the same; (ii) the commission by the Optionee of an act of fraud or embezzlement; (iii) the commission by the Optionee of any other action with the intent to injure the Company; (iv) theft or conviction of a felony or any crime involving dishonesty or moral turpitude; (v) the Optionee having misappropriated the property of the Company; (vi) the Optionee having willfully violated any law or regulation relating to the business of the Company which results in material injury to the Company; or (vii) willful and continual failure or refusal to substantially perform employment duties (other than any such failure resulting from Optionee's incapacity due to physical or mental illness); provided, however, that Optionee shall have first received written notice from the Board of Directors advising Optionee of the acts or omissions that constitute the failure or refusal to substantially perform duties, and such failure or refusal continues after Optionee shall have had a reasonable opportunity to correct the same.

For purposes of this paragraph, no act, or failure to act, on Optionee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, Optionee shall not be deemed to have been terminated for cause without (i) reasonable notice to Optionee setting forth the reasons for the Company's intention to terminate for cause and (ii) an opportunity for Optionee, together with his counsel, to be heard before the Board of Directors

Termination for cause shall require the vote of a majority of the members of the Company's Board of Directors, excluding Optionee.

9.  Termination of Employment for Other Reasons.  Notwithstanding paragraph (3) hereof, if the Optionee’s employment with the Company is terminated by the Company other than pursuant to paragraphs (4), (5), (6), (7) or (8), all unvested portions of the Option shall automatically vest and shall be exercisable until the earlier of (a) the remaining term of the Option under paragraph (10), and (b) one year following the effective date of termination.

10. Option Term.  Any portion of the Options from Tranche A, Tranche B or Tranche C which remain unexercised shall terminate five (5) years following the                      grant date.

11. No Employment Commitment.  Optionee acknowledges that neither the grant of the Options nor the execution of this Agreement by the Company shall be interpreted or construed as imposing upon the Company an obligation to retain his services for any stated period of time, which employment shall continue to be at the pleasure of the Company at such compensation as it shall determine, unless otherwise provided in a written employment agreement.

12. Optionee's Agreement.  Optionee expressly and specifically agrees that:

(a) With respect to the calendar year in which any portion of the Option is exercised, the Optionee shall include in his gross income for federal income tax purposes the amount, if any, by which the Fair Market Value (as determined in accordance with the Plan) of the Common Stock issuable on the date of exercise exceeds the option price; and

(b) The grant of the Options is special incentive compensation which shall not be taken into account as “wages” or “salary” in determining the amount of payment or benefit to the Optionee under any pension, thrift, stock or deferred compensation plan of the Company; and

(c) On behalf of Optionee's beneficiary, such grant shall not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

13. Other Terms, Conditions and Provisions.  As previously provided, the Option herein granted by the Company to Optionee is granted subject to all of the terms, conditions and provisions of the Plan.  Optionee hereby acknowledges receipt of a copy of the Plan and the parties agree that the entire text of such Plan be, and it is, hereby incorporated herein by reference as fully as if copied herein in full.  Reference to such Plan is therefore made for a full description of the rights and methods of exercise of the Option, the adjustments to be made in the event of changes in the capital structure of the Company, and of all of the other provisions, terms and conditions of the Plan applicable to the Option granted herein.  If any of the provisions of this Agreement shall vary from or be in conflict with the Plan, the provisions of the Plan shall be controlling.  All capitalized terms not defined in this Agreement shall have the meaning ascribed to it in the Plan.

14. Non-Transferability.  The Option granted hereunder is not transferable or assignable by Optionee except by will or the laws of descent and distribution.

IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above expressed.

ATTEST:	VAALCO ENERGY, INC.
By:	By:

OPTIONEE